SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of July 31, 2009, between RAIT FINANCIAL TRUST, a Maryland real estate investment trust, (the “Company”), and MOSES MARX, an individual (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller desires to sell to the Company, and the Company wishes to purchase from the Seller a 6.875% Convertible Senior Note due 2027 of the Company in the face amount of $98,280,000 (the “Convertible Note”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

Purchase of Convertible Note

Section 1.1 Purchase of Convertible Note. Upon the terms and conditions set forth in this Agreement, the Seller shall sell to the Company, and the Company shall purchase from the Seller, the Convertible Note.

Section 1.2 Purchase Price; Accrued Interest. The purchase price for the Convertible Note to be acquired by the Company (the “Purchase Price”) shall be $53,000,000, payable as follows.

(a) $10,000,000 million in cash; and

(b) $43,000,000 million by delivery of the Company’s 12.5% Senior Secured Note due 2014 (the “Senior Note”) payable to Seller substantially in the form annexed hereto as Exhibit A.

In addition to the Purchase Price, the Company shall pay to Seller an amount, in cash, equal to any accrued but unpaid interest on the Convertible Note through the Closing Date (the “Convertible Note Accrued Interest”).

Section 1.3 The Closing.

(a) Timing. Subject to the fulfillment or waiver of the conditions set forth in Article III hereof, the purchase and sale of the Convertible Note shall take place at a closing (the “Closing”) on or about the date hereof or such other date as the Seller and the Company may agree upon (the “Closing Date”).

(b) Deliveries. On the Closing Date, the Seller shall deliver the Convertible Note to the Company through the Depository Trust Corporation (“DTC”) to an account designated by the Company. On the Closing Date the Company shall deliver to the Seller (i) for the cash portion of the Purchase Price as set forth in Section 1.3 (a), above, and for the Convertible Note Accrued Interest, a wire transfer of immediately available funds to an account designated in writing by the Seller; (ii) for the portion of the Purchase Price paid by the Senior Note, physical delivery of a fully executed Senior Note to the Seller or his designated representative at the address designated by Seller for that purpose; and (iii) the Transaction Documents (as such term is defined in Section 2.1(c)), executed by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement or the Transaction Documents at or prior to the Closing.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Seller as of the date hereof and the Closing Date:

(a) Organization. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

(b) Subsidiaries. Each of RAIT Asset Holdings II, LLC and RAIT Asset Holdings II Member, LLC (each a “Subsidiary” and collectively, the “Subsidiary”) is a wholly owned direct or indirect subsidiary of the Company. There are no liens, mortgages, pledges, charges, encumbrances, adverse claims or other security interests (“Liens”) upon or with respect to the ownership interest of each Subsidiary held by the Company directly and/or, as the case may be, indirectly through any intermediate subsidiary of the Company.

(c) Authorization; Enforcement. (i) The Company has all requisite trust power and authority to enter into and perform this Agreement, and the Senior Note, and the other agreements and documents referred to therein and to issue the Senior Note in accordance with the terms hereof, (ii) each Subsidiary has all requisite limited liability company power and authority to enter into and perform the Guaranty (the “Guaranty”) and (with respect to RAIT Asset Holdings II Member, LLC) the Subsidiary Collateral Pledge Agreement (the “Pledge Agreement”) from such Subsidiary in favor of the Seller, and the other agreements and documents referred to therein to be executed and delivered by it (the Senior Note, the Guaranties, the Pledge Agreement and such other documents and agreements referred to therein, collectively, the “Transaction Documents”), (iii) the execution and delivery of the Transaction Documents by the Company or the, Subsidiaries, as applicable, and the consummation by each of them of the transactions contemplated thereby, including the issuance of the Senior Note, have been duly authorized by all necessary trust or limited liability company action (including action by the board of trustees of the Company), and no further consent or authorization of the Company or its shareholders, or any Subsidiary or its members, is required, (iv) the Transaction Documents have been, or at the Closing will be, duly executed and delivered by the Company, and the Subsidiaries, as applicable and (v) assuming due execution and delivery of this Agreement by the Seller, the Transaction Documents constitute, or at the Closing will constitute, valid and binding obligations of the Company and each of the Subsidiaries, as applicable, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which they are parties by the Company and each Subsidiary and the consummation by the Company and each Subsidiary of the transactions contemplated hereby and thereby and the issuance of the Senior Note will not (i) result in a violation of the Company’s Declaration of Trust or other organizational documents or the certificates of formation and limited liability company agreements of the Subsidiaries; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, either Subsidiary or any of their subsidiaries is a party, except as would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company that is (either alone or together with all other adverse effects) material to the Company, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby or thereby. Except as specifically contemplated by this Agreement, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, or (in the case of the Company) to issue the Senior Note, in accordance with the terms hereof or thereof.

(e) Brokers. Neither the Company nor any Subsidiary has taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company, such Subsidiary or the Seller relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

Section 2.2 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a) Accredited Investor Status; Sophisticated Purchaser. The Seller is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “1933 Act”), is able to bear the risk of the investment in the Senior Note. The Seller is a “qualified purchaser” as that term is defined in the Investment Company Act of 1940, as amended. The Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Senior Note.

(b) Information. The Seller and his advisors, if any, have been furnished with all materials relating to the Senior Note and the business, finances and operations of the Company which have been requested by the Seller. The Seller and his advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Seller or his advisors, if any, or his representatives shall modify, amend or affect the Seller’s right to rely on the Company’s representations and warranties contained in Section 2.1 above. The Seller understands that his investment in the Senior Note involves a high degree of risk. The Seller has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Senior Note. The Seller has not sought nor received from the Company any investment, legal, tax, accounting or other advice regarding the transactions contemplated by this Agreement, the Senior Note or the other Transaction Documents.

(c) No Governmental Review. The Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Senior Note or the fairness or suitability of the investment in the Senior Note nor have such authorities passed upon or endorsed the merits thereof.

(d) Legends. The Seller understands that the Company shall issue the Senior Note without any legend except as described in Article IV below.

(e) Authorization; Enforcement. This Agreement has been duly and validly executed and delivered by Seller and is a valid and binding agreement of Seller enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or by other equitable principles of general application.

(f) Residency. The Seller is a resident of the State of New York.

(g) No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller is bound, or result in a violation of any law, rule, regulation or decree applicable to the Seller, except as would not reasonably be expected to materially and adversely affect Seller’s power or ability to perform his obligations under the Transaction Documents.

(h) Ownership of Convertible Note. As of the date hereof the Seller is, and as of the Closing Date the Seller shall be the sole owner of the Convertible Note, and the Convertible Note is and shall be owned by the Seller free and clear of any Liens, and Seller has not made any assignment of his right, title or interest in the Convertible Note that will remain in effect on the Closing Date. Upon delivery to the Company, it will have good title to the Convertible Note, free and clear of any Liens.

(i) Investment Representation. The Seller is acquiring the Senior Note for his own account and not with a view to distribution in violation of any securities laws. The Seller has been advised and understand that the Senior Note has not been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if Seller delivers an opinion of counsel to the Company that an exemption from registration is available or that registration not required by law. The Seller has been advised and understands that the Company, in issuing the Senior Note, is relying upon, among other things, the representations and warranties of the Seller contained in this Section 2.2 in concluding that the issuance of the Senior Note to Seller is a “private offering” and is exempt from the registration provisions of the 1933 Act.

(j) Rule 144. The Seller understands that there is no public trading market for all or any portion of the Senior Note, that none is expected to develop, and that the Senior Note must be held indefinitely unless and until registered under the 1933 Act or an exemption from registration is available. The Seller has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

(k) Brokers. The Seller has not taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or the Seller relating to this Agreement or the transactions contemplated hereby.

ARTICLE III

Conditions to Closing

Section 3.1 Conditions Precedent to the Obligation of the Seller to Sell. The obligation hereunder of the Seller to sell the Convertible Note at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at the Closing Date.

(b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including payment of the Purchase Price and Convertible Note Accrued Interest to the Seller as provided herein.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

Section 3.2 Conditions Precedent to the Obligation of the Company to Purchase. The obligation hereunder of the Company to acquire and pay for the Convertible Note at Closing is subject to the satisfaction, at or before Closing, of each of the applicable conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Seller’s Representations and Warranties. The representations and warranties of the Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at the Closing Date.

(b) Performance by the Seller. The Seller shall have performed all agreements and satisfied all conditions required to be performed or satisfied by him at or prior to the Closing, including, without limitation, delivery of the Convertible Note to the Company.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

ARTICLE IV

Legend

Until being registered under the 1933 Act for resale or available for resale under Rule 144(b)(i) pursuant to the provisions of the last sentence thereof, the Senior Note shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AFTER RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Nothing herein shall limit the right of any holder to pledge the Senior Note pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

ARTICLE V

Termination

Section 5.1 Termination. This Agreement, may be terminated by the Company or by the Seller at any time if the Closing shall not have been consummated on or before five business days following the date of this Agreement.

ARTICLE VI

Governing Law; Miscellaneous

Section 6.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

Section 6.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 6.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 6.4 Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements between the Seller, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Seller makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Seller, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 6.5 Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if (i) hand delivered, or (ii) sent by (A) certified or registered United States mail, postage prepaid, (B) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (C) telecopier (confirmed electronically), in any case addressed as follows (or to such other address or person as a party shall designate from time to time by notice to the other party):

If to the Company:
RAIT Financial Trust Cira Centre 2929 Arch Street
Philadelphia, PA 19104
Telephone: Facsimile: Attention:	(215) 243-9033 (215) 243-9039 Raphael Licht

If to the Seller:
Mr. Moses Marx 160 Broadway New York, NY 10038 Telephone:	(212) 349-2875
Facsimile:	(212) 227-3208

A Notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; in the case of expedited prepaid delivery, upon the first attempted delivery on a business day; or in the case of telecopier, on the date confirmed electronically.

Section 6.6 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement, the Senior Note nor the other Transaction Documents may be transferred to any person which is not an accredited investor, a QIB and a qualified purchaser, as such terms are used in Section 2.2 (a) of this Agreement, and that any such transfer must otherwise comply with the indentures and other agreements pursuant to which any collateral securing the Senior Note was issued unless the Senior Note is no longer secured by any such collateral.

Section 6.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 6.8 Survival. The representations, warranties and agreements of the Company and the Seller contained in the Agreement shall survive the Closing.

Section 6.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 6.11 Seller‘s Legal Fees. The Company shall pay all legal fees and related expenses in excess of the aggregate amount of $25,000 incurred by Seller in connection with the negotiation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:	SELLER:
RAIT FINANCIAL TRUST By: /s/ James J. Sebra	MOSES MARX

Name: James J. Sebra Title: SVP & CAO	/s/ Moses Marx